UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 16, 2006 (March 15, 2006)
HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14332	65-0385686

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida		33431

(Address of Principal Executive Office)		(Zip Code)
Registrant’s telephone number, including area code (561) 998-8000
Not Applicable

(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement.
     On March 15, 2006, Hollywood Media Corp. (“Hollywood Media”) entered into letter agreements with each of the holders (the “Holders”) of its 8% Senior Unsecured Notes dated November 23, 2005 (the “Notes”) pursuant to which (i) Hollywood Media notified the Holders of its election to extend the maturity of the Notes by six months until May 23, 2007, in accordance with Section 6 of the Notes, and (ii) Hollywood Media and the Holders agreed to amend the Notes in order to set the exercise price per share of the Extension Warrants (as defined below) at $4.29. Prior to this amendment, the exercise price per share of the Extension Warrants was equal to the lesser of (a) the average volume weighted average price of Hollywood Media’s common stock for the twenty trading days immediately preceding November 23, 2006 or (b) $4.29.
     Pursuant to Section 6(b) of the Notes (as amended), Hollywood Media was required, upon its election to extend the maturity of the Notes, to deliver to the Holders additional warrants to purchase an aggregate of 100,000 shares of Hollywood Media’s common stock at an exercise price per share equal to $4.29 (the “Extension Warrants”). Accordingly, the Extension Warrants were issued to the Holders by Hollywood Media on March 15, 2006. The warrant exercise price could increase by specified amounts under certain conditions in the event of a “Change of Control” of Hollywood Media (as defined).
     Pursuant to that certain Registration Rights Agreement, dated as of November 23, 2005 by and among Hollywood Media and each of the Holders, Hollywood Media has agreed to file or amend a registration statement under the Securities Act of 1933 within forty-five days of the issuance of the Extension Warrants to cover resales of shares that may be issued upon exercise of the Extension Warrants.
     The foregoing description of the Notes, the letter agreements and related transactions does not purport to be complete and is qualified in its entirety by reference to (1) the description of the Notes and the Registration Rights Agreement set forth in Item 1.01 of Hollywood Media’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2005 and to Exhibit 10.3 filed therewith, each of which are incorporated herein by reference, (2) the Registration Rights Agreement filed as Exhibit 4.6 to Hollywood Media’s Registration Statement on Form S-3 (No. 333-130903), which is incorporated herein by reference, (3) each of the Letter Agreements, dated as of March 15, 2006, by and among Hollywood Media and each of the Holders, filed as Exhibit 10.1 to this Current Report on Form 8-K and (4) the form of Extension Warrant filed as Exhibit 10.2 to this Current Report on Form 8-K.
     The consummation of the letter agreements and the issuance of the Extension Warrants thereunder were conducted as a private placement made to accredited investors in a transaction exempt from the registration requirements of the Securities Act of 1933.
SECTION 2 — FINANCIAL INFORMATION
Item 2.02 Results of Operations and Financial Condition.
The following information is furnished pursuant to Item 2.02 of Form 8-K.

On March 16, 2006, we issued a press release announcing Hollywood Media’s financial results for the 2005 fiscal year, which is furnished herewith as Exhibit 99.1 hereto.
The information in this Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.
SECTION 3 — SECURITIES AND TRADING MARKETS
Item 3.02 Unregistered Sales of Equity Securities.
     The information regarding Hollywood Media’s issuance of the Extension Warrants under the following caption set forth in Item 1.01 above is incorporated by reference.
     The securities described above were issued without registration under the Securities Act of 1933 by reason of the exemption from registration afforded by the provisions of Section 4 (2) thereof and/or Regulation D thereunder, based upon investment representations to Hollywood Media relating thereto.
SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
The following exhibits are filed in connection with the disclosure pursuant to Item 1.01 of this Form 8-K:
10.1	Letter Agreements, dated March 15, 2006, by and between Hollywood Media Corp. and each of the following holders of its 8% Senior Unsecured Notes dated November 23, 2005: (a) Bonanza Master Fund Ltd.; (b) JMG Triton Offshore Fund Ltd.; (c) JMG Capital Partners, L.P.; (d) WS Opportunity Fund International, Ltd.; (e) WS Opportunity Fund, L.P.; (f) WS Opportunity Fund (QP), L.P.; (g) SRB Greenway Capital, L.P.; (h) SRB Greenway Offshore Operating Fund, L.P.; and (i) SRB Greenway Capital (QP), L.P.

10.2	Form of Common Stock Purchase Warrant, dated March 15, 2006.
The following exhibit is filed in connection with the disclosure pursuant to Item 2.02 of this Form 8-K:
99.1	Press Release of Hollywood Media Corp. dated March 16, 2006 (“Hollywood Media Corp. Reports 2005 Financial Results”).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLYWOOD MEDIA CORP.
By:	/s/ Mitchell Rubenstein
Mitchell Rubenstein
Chief Executive Officer

Date: March 16, 2006

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